Exhibit 3.1

BYLAWS

OF

TEXAS INDUSTRIES, INC.

As Adopted January 15, 1957,
Amended July 15, 1965,
Amended October 17, 1967
Amended October 21, 1969
Amended October 15,1974
Amended July 20, 1976
Classified Board Approved by Shareholders October 19, 1976,
Amended July 18, 1985
Amended July 17, 1986
Amended October 20, 1998
Amended April 13, 2005

          SECTION 1.     In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors shall from time to time determine.

          SECTION 2.     All annual meetings of the stockholders shall be held at such place in the City of Dallas, State of Texas, as the Board of Directors shall determine on the third Tuesday of October of each year at 9:30 o’clock in the forenoon, or at such other time and place, within or without the State of Delaware, as the Board of Directors shall determine.  All other meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as the Board of Directors shall determine.  The time and place of each meeting of stockholders shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 3.     At the annual meeting of the stockholders of the Corporation the stockholders entitled to vote thereat shall elect by a plurality vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

          SECTION 4.     Special meetings of the stockholders of the Corporation may be held only upon the call of the Chairman of the Board, the President or a majority of the members of the Board of Directors.  Such call shall state the time, place and purposes of the meeting.

          SECTION 5.     Notice of the time and place of every Meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary or the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

          SECTION 6.     At least ten days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary.  Such list shall be open at the principal executive office of the Corporation for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          SECTION 7.     The holders of a majority of the stock of the Corporation issued and outstanding and having voting power present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws, but less than a quorum shall have power to adjourn any meeting from time to time without notice other than announcement at the meeting.  The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of stockholders shall have power to act, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

          At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting.  To be properly brought before any meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors of the Corporation, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors of the Corporation, or (c) otherwise properly brought before such meeting by a stockholder.  For business to be properly brought before such meeting by a stockholder, the Secretary of the Corporation must have received written notice from the stockholder (i) in the case of an annual meeting, not less than 120 days prior to the anniversary date of the day the Corporation’s notice for the last annual meeting was sent to the stockholders; and (ii) in the case of a special meeting, not later than the close of business on the seventh day following the day on which public announcement of the date of such special meeting is made.  Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before such meeting (w) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (x) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (y) the class and number of shares of the securities of the Corporation which are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 7.

          SECTION 8.     At every meeting of stockholders, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock having voting power registered in his name on the books of the Corporation, and may vote and otherwise act in person or by proxy appointed by an instrument in writing subscribed by such stockholder; but no proxy shall be voted upon more than three (3) years after its date unless such proxy provides for a longer period.

          The order of business at each meeting of the stockholders of the Corporation shall be determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without being limited to, the dismissal of business not properly presented, the maintenance of order and safety, the establishing of limitations on the time allotted to questions or comments on matters before the meeting and on the affairs of the Corporation, the establishing of restrictions on entry to the meeting after the time prescribed for the commencement thereof and the declaring of the opening and closing of the voting polls.

          SECTION 9.     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          SECTION 10.   The property and business of the Corporation shall be managed by a Board of not less than three, nor more than 21 Directors.  At the annual meeting of the shareholders in October 1976, the Board of Directors shall be divided into three classes, each class being as nearly equal in number as possible.  The members of the first class shall hold office for a term of one year; the members of the second class shall hold office for a term of two years; the members of the third class shall hold office for a term of three years.  At all annual elections thereafter directors shall be elected by the shareholders for a term of three years to succeed the directors whose term then expires; provided that nothing herein shall be construed to prevent the election of a director to succeed himself.  Thereafter, within the limits herein specified, the number of Directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 11 of these Bylaws, and each Director elected shall hold office until his successor shall be elected and shall qualify.  Directors need not be stockholders.

          Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as Directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors of the Corporation or (b) by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this Section 10.  Such nominations made by a stockholder shall be made pursuant to a written notice received by the Secretary of the Corporation (i) in the case of an annual meeting, not less than 120 days prior to the anniversary date of the day the Corporation’s notice for the last annual meeting was sent to the stockholders, and (ii) in the case of a special meeting at which one or more Directors are to be elected, not later than the close of business on the seventh day following the day on which public announcement of the date of such special meeting is made.  Such stockholder’s notice to the Secretary shall set forth (a) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination, (b) the name, occupation and business and residence addresses of each person whom the stockholder intends to nominate, (c) the class and number of shares of the securities of the Corporation which are beneficially owned by the stockholder, (d) a description of all arrangements and understandings between the stockholder and each person the stockholder intends to nominate and each other person or persons, if any (naming such person or persons and stating the beneficial ownership of securities of the Corporation of each such person), pursuant to which the nomination or nominations will be made by the stockholder, (e) such additional information with respect to each nominee proposed by the stockholder as would have been required to be included in a proxy statement pursuant to the then effective proxy rules of the Securities and Exchange Commission had each such proposed nominee been nominated by the Board of Directors of the Corporation, (f) the stockholders’ representation that he or she intends to appear in person or by proxy at the meeting to nominate each such proposed nominee, and (g) the signed consent of each such proposed nominee to being nominated and to serving as a Director if elected.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10.

          SECTION 11.   If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or any new directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship, and the Director so chosen shall hold office only until the expiration of the term of his predecessor or, as to any new directorship, until the end of the term to which he is so chosen and until his successor shall be duly elected and qualified, unless sooner displaced.

          SECTION 12.   Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board, the President or any two Directors, and such meetings, whether regular or special, may be held either within or without the State of Delaware.  The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual stockholders meeting, and notice need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting.  Notice by mail, overnight delivery, fax or email to the usual business or residence address, fax number or email address, as applicable, of the Directors not less than the time above specified before the meeting shall be sufficient.  One-half of the Directors, but in no case less than two Directors, shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

          SECTION 13.   The Board of Directors shall have power to authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and any committee thereof, and to determine the amount of such compensation and fees.

          SECTION 14.   The Board of Directors, as soon as may be after the election of Directors in each year, shall appoint the Chairman of the Board and the principal officers of the Corporation.  The principal officers shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller.  In addition to the principal officers, the Board of Directors may from time to time appoint such other  officers as they may deem proper.  The other officers may be one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other officers as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint, remove and determine the compensation of any such other officers, subject to such ratification by the Board of Directors as may be required in any resolution delegating such authority to a principal officer.  None of such officers (except for the Chairman of the Board) need be a member of the Board of Directors.  Two or more offices, including offices of Chairman of the Board and President, may be held by the same person.

          SECTION 15.   The term of office of all officers shall be until the next election of Directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors.  Vacancies in any office may be filled by the Board of Directors or, to the extent authority has been delegated pursuant to Section 14, by a principal officer.

          SECTION 16.   Except as otherwise provided by the Board of Directors, the President of the Corporation shall be the chief executive officer of the Corporation; provided that the Chairman of the Board shall preside at all meetings of the stockholders and Directors at which such officer is present.  In the absence of the Chairman of the Board, at all meetings of the stockholders the President shall preside, and at all meetings of the Directors the Directors present shall elect one from their number to preside.  The other officers of the Corporation shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

          SECTION 17.   The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an Executive Committee.  Each committee shall consist of two or more of the Directors of the Corporation, which to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except no Committee may exercise the power to: (i) fill vacancies in the Board, (ii) change the membership of or fill vacancies in any Committee, (iii) change the Bylaws, (iv) declare dividends, (v) issue stock, or (vi) approve, adopt or recommend to stockholders any actions required to be submitted to stockholders for a vote.  Each committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall continue in existence until the next annual election of Directors, unless sooner terminated by a resolution passed by a majority of the whole Board.  The Board shall have the power at any time to change the membership of any committee and to fill vacancies in it.  Each committee may appoint such subcommittees as it may deem necessary and may make rules for the conduct of its business, provided that such rules shall be consistent with law, the rules in these bylaws applicable to the Board of Directors and the resolution of the Board of Directors establishing the committee.  A majority of the members of a committee shall constitute a quorum.  The Board of Directors may appoint a Chairman of a committee from the members of the committee.  If the Board of Directors does not appoint a Chairman of any committee, the members of the committee may select a chairman from among its members.

          SECTION 18.   Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder and the time or manner of giving such notice is not otherwise prescribed by the statutes or the Certificate of Incorporation or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.  Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          SECTION 19.   Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

          SECTION 20.   The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefor.  The Board of Directors may appoint one or more transfer agents and registrars of the stock.

          SECTION 21.   The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          SECTION 22.   The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against, or to indemnify the Corporation against, any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

          SECTION 23.   The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.  In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          SECTION 24.   The Board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation.  All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

          SECTION 25.   The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 26.   The Corporation shall indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that said person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time.  Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Section.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The indemnification provided in this Section shall not be deemed exclusive of any other right to which a person seeking indemnity may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in said person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of said person.  All rights to indemnification under this Section shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Section is in effect.  Any repeal or modification of this Section or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent of the Corporation hereunder.  The Corporation may purchase and maintain insurance in such principal amounts as shall be approved by resolution of the Board of Directors of the Corporation from time to time on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person’s status as such, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time.  If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

          SECTION 27.   These Bylaws may be amended, altered, changed, added to or repealed by resolutions adopted by a majority of the entire Board of Directors or by resolutions adopted by the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a duly called meeting of the stockholders, provided that notice of the proposed change in the Bylaws is contained in the notice of the meeting.